Exhibit 23.2

CONSENT OF GR ENGINEERING SERVICES LIMITED

The undersigned hereby states as follows:

We, GR Engineering Services Limited, assisted with the preparation of the “S-K 1300 Technical Report Summary - Mt Todd Gold Project - 15 ktpd Feasibility Study, Northern Territory, Australia” with an effective date of July 29, 2025 and an issue date of September 11, 2025, and the “NI 43-101 Technical Report - Mt Todd Gold Project - 15 ktpd Feasibility Study, Northern Territory, Australia” with an effective date of July 29, 2025 and an issue date of September 11, 2025, for Vista Gold Corp. (the “Company”), portions of each of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”).

We hereby consent to the incorporation by reference in the Company’s Registration Statements on Form S-3 (No. 333-282706) and any amendments thereto, and in the related prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-134767, 333-153019, 333-191505, 333-191507, 333-225031, 333-239184, 333-267269, 333-267270, 333-280152, 333-280154) of the Summary Material concerning the technical report and the reference to our name as set forth above in the Form 10-K.

Date: March 11, 2026	By: /s/ Wayne Anderson

Name: Wayne Anderson, GR Engineering Services Limited